Exhibit 10.2

EQUIPMENT PURCHASE ORDER

P.O. No.: ___________	Date: May 10, 2012

Customer:Montenegro Connect, d.o.o and VelaTel Global Communications, Inc.
Address (VelaTel):  12526 High Bluff Drive, Suite 155, San Diego, CA  92130
Contact Person (VelaTel):  Mario Alvarez
Address (Montenegro Connect):  DzordzaVaslingtona 65, Podgorica, Montenegro
Contact Person (Montenegro Connect):  Sasa Rakocevic
Bank Item: [  ]  (Accounting Bank name, A/C number)

Supplier: ZTE CORPORATION
Address: ZTE Plaza, Keji Road South, Hi-Tech Industrial Park, Nanshan District, Shenzhen, P.R.China
Bank Item: BANK OF CHINA SHENZHEN BRANCH
US Dollar Account: 810100277908092014
Contact Person: Gao Ping

1.	Contract Amount & Price

Item Description	Total Price – USD
Equipment (One Year Warranty Included)	$ 820,304.28
Value Added Tax (referred to in Montenegro as “PDV”)	Paid by Customer
Delivery and Other Expenses	Paid by Customer
Total Contract Price	$ 820,304.28

2.	Bill of this PO shall be detailed in Attachment 1: Bill of Quotation.

3.	Trade Term: FCA.

4.	Delivery Port: Hong Kong, China.

5.	Delivery Date: Within ___ days after execution of this PO.

6.	Payment Terms:

a.
Down Payment: $175,732.53, of which $117,155.02 has been previously paid, $35,146.51 is due within 15 days of this PO, and $23,431.00 is duewithin 15 days of goods available for Customer’s inspection at Delivery Port.

b.	Vendor Financing: Per the following credit facility:

Facility amount:	$644,571.75 (Total Contract Price less Down Payment)
Currency:	United States Dollars.
Tenor:	2.5 years (Including Grace Period).

PROPRIETARY AND CONFIDENTIAL	Page 1 of 2

Grace period:	1 year commencing from first Bill of Lading date under this PO.
Interest Rate	6 months Libor plus 2.5% per annum.
Principal Repayment:	Three semi-annually equal installments, with first one beginning on the 180th day from end of Grace Period.
Interest Payment:	Together with each principal repayment.
Security:	1. Unconditional and irrevocable Corporate Guarantee by VelaTel Global Communications, Inc. for 100% of the financed amount. 2. Mortgage of 100% of System Equipment that are supplied by ZTE.
Assignment:
Supplier has right to assign all the account receivables to a third party with a written notice to Customer.  Customer shall accommodate necessary assistance to complete such assignment, including but not limited to acknowledging and signing any receivable assignment notice.
A detailed financing agreement shall be entered into between Customer and Supplier for the financing arrangement.

7.	The implementation schedule shall be detailed in a separate Service Contract.

8.	The Supplier shall provide the one year warranty to the Customer for the equipment supplied under this PO.

9.	Other clauses refer to the Equipment Contract signed by and between Customer and Supplier on May __, 2012 (Contract No. DTZT2012050802WMXTH403).

VELATEL GLOBAL COMMUNICATIONS, INC.		ZTE CORPORATION

By	/s/ Colin Tay	By	/s/ Gong Yue Zhong
Name:	Colin Tay	Name:	Gong Yue Zhong
Title:	President	Title:	Executive Vice President
Date:	May __, 2012	Date:	May __, 2012

MONTENEGRO CONNECT, d.o.o

By	/s/ Sasa Rakocevic
Name:	Sasa Rakocevic
Title:	Deputy Chief Executive Officer
Date:	May __, 2012

Attachment 1: Bill of Quotation

PROPRIETARY AND CONFIDENTIAL	Page 2 of 2